Exhibit 99.1

Kadmon Announces CFO Transition and Other Updates

NEW YORK, October 24, 2018  – Kadmon Holdings, Inc. (NYSE: KDMN) today announced that Konstantin Poukalov has notified the company of his intent to step down as Executive Vice President, Chief Financial Officer (CFO) and Principal Accounting Officer (PAO), effective immediately. Kyle Carver, the Company’s Controller, has been appointed PAO and will report directly to the Company’s President and Chief Executive Officer (CEO) while the Company searches for a new CFO. Kadmon noted that Mr. Poukalov’s decision to resign was not related to any issues regarding the Company’s financial statements or accounting practices.

“We appreciate Konstantin’s commitment to Kadmon since he joined us in 2012, and he leaves the Company in a very strong cash position,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “I personally want to thank him for his contributions and wish him the best in his future endeavors.”

Dr. Waksal added, “This shift comes at a time of great strength and momentum for Kadmon. The U.S. Food and Drug Administration recently granted Breakthrough Therapy Designation for KD025, our ROCK2 inhibitor, for the treatment of chronic graft-versus-host disease. We remain on track to achieve our clinical milestones in the first half of 2019, including the initiation of our Phase 2 clinical trial of KD025 in scleroderma, and we will continue to develop our premier leadership team as we advance toward additional key inflection points.”

In addition, the Board has commenced a search to replace directors that departed earlier in 2018 as part of a process to refresh the composition of the Board. The Board is focused on ensuring that it has the right mix of skills and experience to enable Kadmon to maximize its market opportunities and achieve its full growth potential. A nationally recognized executive search firm has been retained to assist the Company in this search process.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on August 9, 2018. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com